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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of OMNOVA Solutions Inc. for the registration of $165,000,000 of 11 1/4% Senior Secured Notes Due 2010 and to the inclusion and incorporation by reference therein of our report dated February 3, 2003 with respect to the consolidated financial statements of OMNOVA Solutions Inc. included in its Annual Report on Form 10-K for the year ended November 30, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Akron, Ohio
September 12, 2003